Exhibit 3.2

BY-LAWS

OF

AMERICAN TELECOM SERVICES, INC.

ARTICLE I

Offices

Section 1. Registered Office. The registered office of American Telecom Services, Inc. (the “Corporation”) shall be in the City of Dover, County of Kent, State of Delaware. The name of its registered agent at that location is National Corporate Research, Ltd.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 1. Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors; provided, however, the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead by held solely by means of remote communication in a manner specified in procedures and guidelines adopted by the Board of Directors that are consistent with the Delaware General Corporation Law, as amended (the “DGCL”).

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated by the Board of Directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. Stockholders shall elect the Board of Directors at such annual meeting by a plurality vote and transact such other business as may properly be brought before the meeting.

Section 3. Advance Notice of Stockholder Proposed Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the

Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting; provided, however, in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting, or such adjournment, commence a new time period for the giving of a stockholder notice as described above.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made, (iii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially owned by each of such stockholder and such beneficial owner, and (iv) any material interest of such stockholder and such beneficial owner in such business.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 3 (and with respect to the nomination and election of directors, Section 2 of Article III); provided, however, that nothing in this Section 3 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with such procedures.

The chairman of an annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 3 (and Section 2 of Article III with respect to the nomination and election of directors), and if the chairman should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 4. Meeting Notices. Written notice of stockholder meetings, whether annual or special, stating the place, if any, date and hour of the meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. Written notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 5. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the Board of Directors, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contract information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called by the Chairman of the Board of Directors or by the Chief Executive Officer and shall be called by the Chairman or the Chief Executive Officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6 and if he or she shall so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 7. Quorum; Adjournment. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the then outstanding shares of the capital stock issued and outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion or represented by proxy, shall have power to adjourn the meeting from time to time, until a quorum shall be present or represented.

When any meeting is convened, the chairman of the meeting, if directed by the Board of Directors, may adjourn the meeting without a vote of stockholders if (a) no quorum is present for the transaction of business, or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (ii) otherwise to exercise effectively their voting rights. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.

At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Notice of any meeting of stockholders following an adjournment shall not be required to be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting which is adjourned. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of a plurality of the outstanding shares of the capital stock of the Corporation having voting power, present in person or represented by proxy, is necessary to elect directors and the holders of a majority of the then outstanding shares of the capital stock of the Corporation having voting power, present in person or represented by proxy, shall decide any other question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 8. Voting of Shares. Unless otherwise specifically provided by statute or the Certificate of Incorporation, or these By-Laws, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 9. Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him or her by proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder’s authorized agent. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period, but no proxy shall confer authority to vote with respect to more than one meeting (and any adjournment thereof).

Section 10. Informal Action by Stockholders.

(a) Taking of Action by Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Except as otherwise provided by the Certificate of Incorporation, stockholders may act by written consent to elect directors; provided, however, that if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

(b) Electronic Transmission of Consents. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded in the manner specified in Section 228 of the DGCL.

(c) Notice of Taking of Corporate Action. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 11. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled for any proper purpose to examine the stock ledger, the list required by Section 5 of this Article II or the books of the Corporation, or to vote in person or by proxy or, if applicable, by means of remote communication at any meeting of stockholders.

Section 12. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors, in its discretion, may fix a new record date for the adjourned meeting in accordance with the DGCL and these By-Laws. If the Board of Directors fixes a record date in accordance with the DGCL and these By-Laws, only stockholders determined to be stockholders of record on the record date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or allotment of rights, or to exercise such rights in respect of such change, conversion or exchange of stock, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 13. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in the Chairman’s absence by the Vice Chairman of the Board of Directors, if any, or in the Vice Chairman’s absence by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as may be adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

Section 14. Ballots. The vote on any matter, including the election of directors, shall be by written ballot or, if approved in advance by the Board of Directors of the Corporation, by electronically transmitted ballot submitted in accordance with the requirements adopted and authorized by the Board of Directors of the Corporation in accordance with the DGCL. Each written ballot shall be signed (or deemed signed with respect to any electronically transmitted ballot submitted in accordance with the requirements adopted and authorized by the Board of Directors of the Corporation) by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 15. Inspectors of Election. The Corporation, in advance of each meeting of stockholders, may appoint one or more inspectors of election to act thereat. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act and, if no inspector or alternate is able to act at a meeting of stockholders, the chairman shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

Section 16. Preferred Stock Election Rights. Nothing in this Article II shall be deemed to affect any rights of the holders of any series of preferred stock, if any, to elect directors in accordance with the terms thereof.

Section 17. Procedural Matters.

(a) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.

(b) Except to the extent inconsistent with any such rules and regulations as are adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

ARTICLE III

Directors

Section 1. Number, Tenure and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be not less than one nor more than fifteen; provided, that, subject thereto, the number of directors shall be established from time to time by resolution of the Board of Directors, which resolution shall in no event have the effect of terminating the term of any incumbent director. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article III, and each director elected shall hold office until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, retirement, resignation or removal. Directors need not be stockholders of the Corporation.

Section 2. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at a meeting of stockholders. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2. Such nominations by stockholders shall be made pursuant to timely written notice to the Secretary of the Corporation. To be timely, a stockholder’s notice of a nomination to be made by such stockholder at an annual meeting shall be delivered to or mailed and received at the principal executive offices of the Corporation during the applicable period pursuant to Section 3 of Article II for a timely stockholder’s notice of a matter proposed to be brought before such annual meeting. Such stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is being made and (ii) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially owned by each of such stockholder and such beneficial owner. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director.

Notwithstanding anything in the fourth sentence of the preceding paragraph of this Section 2 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not more than ten (10) days after the day on which such public announcement is first made by the Corporation. For purposes of this Section 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the stockholders present at the meeting and the defective nomination shall be disregarded.

Section 3. Vacancies. Except as otherwise provided by law or the Certificate of Incorporation and subject to the rights of the holders of any class of capital stock of the Corporation (other than Common Stock) then outstanding, any vacancy or newly created directorship on the Board of Directors (whether because of death, retirement, resignation, removal, an increase in the number of directors, or any other cause) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting and until his or her successor is duly elected and shall qualify, or until his or her earlier death, retirement, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten per cent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 5. Resignation. Any director may resign at any time upon written notice to the Corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors and Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7. First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice other than this By-Law immediately following the annual meeting of stockholders at the place of such meeting.

Section 8. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by, or on behalf of, either the Chairman of the Board of Directors, the President, two directors (upon stating the purpose or purposes of such meeting), or by one director in the event that there is only a single director in office.

Section 10. Notice of Special Meeting. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting; (ii) by sending a telegram, telecopy or electronic mail, or delivering written notice by hand, to such director’s last known business, home or electronic mail address at least one business day (during business hours) in advance of the meeting; or (iii) by sending written notice, via a reputable overnight courier delivered during business hours, to such director’s last known business or home address at least 72 hours in advance of the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

Section 11. Quorum. Except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or in his or her absence, the Chief Executive Officer of the Corporation, or in his or her absence, a Vice-Chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation, or in his or her absence, an assistant Secretary, if any, or, in the absence of both the Secretary and assistant secretaries, any person whom the chairman of the meeting shall appoint, shall act as Secretary of the meeting.

Section 13. Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 14. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 14 shall constitute presence in person at such meeting.

Section 15. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the Board of Directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except such powers and authorities which may not be delegated to a committee pursuant to the DGCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of those entitled to vote at any meeting of any committee shall constitute a quorum for the transaction of business at that meeting.

Except to the extent otherwise provided in the resolution of the Board of Directors authorizing a particular committee, a majority of the members of the Board of Directors then in office shall have the power to change the membership of any committee at any time, to fill vacancies therein, and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

Section 16. Committee Meetings.

Meetings of the committees of the Board of Directors may be held at any place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or the committee in question. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee or, in addition, as otherwise provided in the resolutions establishing such committee. Notices of special meetings shall be mailed to each member of the committee in questions no later than two days before the day on which the meeting is to be held, or shall be sent by telecopy, electronic transmission or be delivered to such member personally or by telephone, no later than three hours before such meeting. Notices of any such meeting need not be given to any such member, however, who shall be present at the meeting and participate in the business transacted thereat; and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given, if all the members of the committee shall be present thereat. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless limited by law, the Certificate of Incorporation, these By-Laws, the resolutions establishing such committee or by the terms of the notice thereof, any and all business may be transacted at any such special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.

Section 17. Audit Committee. The size of the Audit Committee shall be set from time to time by the Board of Directors, but will always consist of at least three directors. The members of Audit Committee shall not be officers or employees of the Corporation or any of its affiliates. The Audit Committee shall perform those functions set forth in an Audit Committee Charter adopted by the Board of Directors.

Section 18. Compensation Committee. The size of the Compensation Committee shall be set from time to time by the Board of Directors, but will always consist of at least two directors. The members of the Compensation Committee shall not be officers or employees of the Corporation or any of its affiliates. The Compensation Committee shall make recommendations to the Board of Directors with respect to the administration of the salaries, bonuses and other compensation to be paid to key employees and officers of the Corporation, including the terms and conditions of their employment, and shall administer all stock option and other benefit plans (except with respect to participation by executive officers and unless otherwise specified in plan documents) affecting key employees’ and officers’ direct and indirect remuneration. The Compensation Committee shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 19. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation (including reimbursement of expenses) of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Notices

Section 1. Written Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be given in person or by mail to such director or stockholder. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the director or stockholder at such director’s or stockholder’s address as it appears on the records of the Corporation. Notice to directors may also be given by electronic transmission such as by facsimile, electronic mail or other form of electronic transmission. If notice is given by electronic transmission, such notice shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the director has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the director has consented to receive notice; and (3) if by any other form of electronic transmission, when directed to the director. Except as otherwise required by law, notice of any meeting of stockholders following an adjournment shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

Officers

Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Chief Financial Officer, a Vice-President, a Treasurer and a Secretary. In the event there are two or more vice presidents, then one or more may be designated as a executive vice president, senior vice president or other similar or dissimilar title. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and one or more Vice Chairmen of the Board of Directors from among their members and additional Vice-Presidents, and one or more Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint or may empower the Chief Executive Officer to appoint such other officers of the Corporation as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. The officers of the Corporation need not be stockholders of the Corporation.

Section 2. Election and Term of Office. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the Corporation. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, the officers of the Corporation shall hold office until their successors are elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, retirement, resignation or removal as hereafter provided.

Section 3. Resignation and Removal. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, retirement, resignation or removal.

Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors. Except where by law the signature of the Chief Executive Officer is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer to sign all documents of the Corporation which the Chief Executive Officer may be authorized to sign by these By-Laws. The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require to be brought to their notice. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties. The Chairman of the Board of Directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these By-Laws or by the Board of Directors.

Section 6. Vice Chairmen of the Board of Directors. The Vice-Chairmen of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

Section 7. President. Unless the Board of Directors has designated the Chairman of the Board of Directors or another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation, and shall have general and active management of the business, subject to the control of the Board of Directors. The President shall vote all shares of stock of any other Corporation standing in the name of this Corporation except where the voting thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall also perform all duties incident to the office of the President and such other duties as may be prescribed by these By-Laws or by the Board of Directors from time to time.

Section 8. Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Chairman of the Board of Directors and the Chief Executive Officer, be responsible for all financial and accounting matters of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors, the Chairman of the Board of Directors or these By-Laws may, from time to time, prescribe.

Section 9. The Vice-Presidents. Each Vice-President shall perform such duties and have such powers as the Board of Directors or Chief Executive Officer may from time to time prescribe. At the request of the Board of Directors, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 10. The Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the officer of Treasurer, including, without limitation, the duty and power to (a) keep and be responsible for all funds and securities of the Corporation; (b) deposit funds of the Corporation in depositories designated by the Board of Directors or the Chief Executive Officer, (c) disburse such funds as authorized by the Board of Directors; (d) make proper accounts of such funds; and (e) render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the power of the Treasurer.

Section 11. The Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to (a) keep the minutes of the stockholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; and at the request of the Board of Directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) sign (unless the treasurer or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors, or President, or a Vice President, certificates for shares of the capital stock of the Corporation the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be facsimile as provided in these By-Laws.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of the stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

Section 12. Other Positions. The Chief Executive Officer may authorize the use of titles, including the titles of Chairman, President and Vice President, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the Chief Executive Officer or any officer to whom the Chief Executive Officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

Section 13. Salaries. The compensation of the officers shall be fixed from time to time by the Board of Directors, or by one or more committees or officers to the extent so authorized from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VI

Indemnification of Directors and Officers

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined), shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VI, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

For purposes of this Article VI:

(i) a “Proceeding” is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(ii) an “Indemnified Person” is a person who is, was, or had agreed to become a director or an officer or a Delegate, as defined herein, of the Corporation or the legal representative of any of the foregoing; and

(iii) a “Delegate” is a person serving at the request of the Corporation or a subsidiary of the Corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another Corporation, partnership, joint venture, trust or other enterprise.

Section 2. Expenses. Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 1 of this Article VI in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VI, the Corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination, not subject to further appeal, of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

Section 3. Protection of Rights. If a claim under Section 1 of this Article VI is not promptly paid in full by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 2 of this Article VI have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including without limitation attorneys’ fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

Section 4. Miscellaneous.

(i) Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

(ii) Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Corporation may enter into contracts with any director, officer or Delegate of the Corporation in furtherance of the provisions of this Article VI and/or to otherwise provide indemnification and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

(iii) Contractual Nature. The provisions of this Article VI shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VI shall be deemed to be a contract between the Corporation and each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder and any repeal or other modification of this Article VI or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person’s entitlement to the advancement of expenses or indemnification under this Article VI for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

(iv) Severability. If this Article VI or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VI shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom. In the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be interpreted in a manner which most closely reflects the purpose, intent and effect of such provision, but which is valid and enforceable.

(v) Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

ARTICLE VII

Certificates of Stock and Their Transfer

Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, in such form as may be prescribed by the DGCL and by the Board of Directors, certifying the number and class of shares and the series designation, if any, which the certificate represents and owned by such holder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation, by the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice-President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 2. Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this Article VII.

Section 3. Lost, Stolen or Destroyed Certificates. The Chief Executive Officer, Chief Financial Officer or Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Chief Executive Officer, Chief Financial Officer or Secretary may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation or any transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Transfer and Registry Agents. The Corporation may maintain a transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer or agency, where its stock shall be registered; and the Corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the Board of Directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

General Provisions

Section 1. Execution of Documents. The Chief Executive Officer, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including the power to redelegate) by the Chief Executive Officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.

Section 2. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of July of each year and end on the last day of June in each year unless otherwise fixed by resolution of the Board of Directors.

Section 4. Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 5. Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect.

Section 6. Construction. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, all pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 7. Severability. In the event that any of the provisions of these By-Laws is held by a court of competent jurisdiction to be invalid void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE IX

Amendments

Section 1. By the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted, without the vote or assent of stockholders, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Section 2. By the Stockholders. Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of not less than two-thirds of the voting power of all of the then outstanding shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors, voting together as a single class.